SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2000

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 100
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

Item 5. Other Events

           On July 13, 2000, the Registrant and Merit Medical Systems, Inc. (“Merit”) executed a four-year distribution agreement (the “Agreement”) for the distribution of the Registrant’s three catheter-fastening devices: PercuStay™, PleuraStay™, and EpiStay™. Merit paid the Registrant upon execution of the Agreement an up-front payment of $250,000 towards its minimum purchase requirement. The Agreement is incorporated herein by reference and attached hereto as Exhibit 10.01. The Registrant’s press release issued July 17, 2000 concerning the foregoing is incorporated herein by reference and attached hereto as Exhibit 99.01.

Item 7. Financial Statements and Exhibits

           (a)    Not applicable
           (b)    Not applicable
           (c)    Exhibits:

                    10.01 – Distribution Agreement between the Registrant and Merit Medical Systems, Inc. dated July 13, 2000

                    99.01 – Press release issued July 17, 2000

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

Date: July 18, 2000	By: /s/ Stephen T. Wills, CPA, MST Stephen T. Wills, CPA, MST Vice President and Chief Financial Officer